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                                                                    EXHIBIT 99.1

                              SUBSIDIARY GUARANTORS

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
                                                           STATE OR OTHER JURISDICTION       I.R.S. EMPLOYER
                                                                 OF INCORPORATION            IDENTIFICATION
                       EXACT NAME                                 OR ORGANIZATION                 NUMBER
                       ----------                          ---------------------------       ---------------
Argo II, L.L.C.                                                      Delaware                   76-0396023
Crystal Holding, L.L.C.                                              Delaware                   76-0396023
Crystal Properties and Trading Company, L.L.C.                       Delaware                   76-0396023
Delos Offshore Company, L.L.C.                                       Delaware                   76-0396023
East Breaks Gathering Company, L.L.C.                                Delaware                   76-0396023
El Paso Energy Partners Deepwater, L.L.C.                            Delaware                   76-0396023
El Paso Energy Partners Oil Transport, L.L.C.                        Delaware                   76-0396023
El Paso Energy Partners Operating Company, L.L.C.                    Delaware                   76-0396023
First Reserve Gas, L.L.C.                                            Delaware                   76-0396023
Flextrend Development Company, L.L.C.                                Delaware                   76-0396023
Green Canyon Pipe Line Company, L.P.                                 Delaware                       N/A
Hattiesburg Gas Storage Company                                      Delaware                       N/A
Hattiesburg Industrial Gas Sales Company, L.L.C.                     Delaware                   76-0396023
High Island Offshore System, L.L.C.                                  Delaware                   76-0396023
Manta Ray Gathering Company, L.L.C.                                  Delaware                   76-0396023
Petal Gas Storage Company, L.L.C.                                    Delaware                   76-0396023
Poseidon Pipeline Company, L.L.C.                                    Delaware                   76-0396023
VK Deepwater Gathering Company, L.L.C.                               Delaware                   76-0396023
VK-Main Pass Gathering Company, L.L.C.                               Delaware                   76-0396023
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